Exhibit 3.2

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

Shareholders

1.    Annual Meeting. The annual meeting of shareholders shall be held at the date, time and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. The purposes for which such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these Bylaws, shall be for electing Directors and for such other purposes as shall be specified by the Board of Directors, the Chairman of the Board, if one is elected, or the President and set forth in the notice for the meeting pursuant to Section 4 of this Article I. In the event the time for an annual meeting is not fixed in accordance with these Bylaws to be held within 13 months after the last annual meeting was held, the Board of Directors may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and such special meeting shall have, for purposes of these Bylaws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these Bylaws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.
2.    Special Meetings. Except as provided in this Section 2 of Article I, special meetings of shareholders may be called only by the Board of Directors or the President. Special meetings shall be called by the Secretary or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more shareholders who hold at least (i) 75% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The date, time and place of any special meeting and the record date for determining the shareholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors. Only business within the purpose or purposes described in the meeting notice may be conducted at a special meeting.
3.    Notice of Shareholder Business and Nominations.

(a)	Annual Meetings of Shareholders.

(1)
Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting, who is present at the meeting and who complies with the notice procedures set forth in this Bylaw. In addition to the other requirements set forth in this Bylaw, for any proposal of business to be considered at an annual meeting such proposal must be a proper subject for action by shareholders of the Corporation under Massachusetts law.

(2)
For nominations or other business to be properly brought before the annual meeting of shareholders, by a shareholder pursuant to clause (c) of paragraph (a)(1) of this Bylaw, in addition to other applicable requirements, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation as set forth in this Section 3 of Article I. To be timely, a shareholder’s notice under this paragraph (a)(2) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice under this paragraph (a)(2) shall set forth (x) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other shareholders known by the shareholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other shareholders; and (z) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number

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of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. For purposes of this paragraph (a)(2), “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Notwithstanding anything in the second sentence of this paragraph (a)(2) to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this paragraph (a)(2) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)	General.

(1)
Only such persons who are nominated in accordance with the provisions of this Bylaw shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the provisions of this Bylaw. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this Bylaw. If neither the Board of Directors nor such designated committee makes a determination as to whether any shareholder proposal or nomination was made in accordance with the provisions of this Bylaw, the presiding officer of the annual meeting shall have the power and duty to determine whether the shareholder proposal or nomination was made in accordance with the provisions of this Bylaw. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any shareholder proposal or nomination was not made in accordance with the provisions of this Bylaw, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

(2)
Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to

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Rule 14a-8 under the Exchange Act or (ii) the holders of any series of undesignated preferred stock to elect Directors under specified circumstances.
4.    Notice of Meetings. A written notice of each meeting of shareholders (other than adjournments governed by Section 5 of this Article I) stating the date, time and place and the purpose or purposes of such meeting shall be given by the Secretary or an Assistant Secretary (or other officer designated by the Board of Directors) no fewer than 7 days nor more than 60 days before the meeting to each shareholder entitled to vote thereat and to each shareholder who, by law, under the Articles of Organization or under these Bylaws, is entitled to such notice, by delivering such notice to him or her by mailing it, postage prepaid, and addressed to such shareholder at his or her address as it appears in the Corporation’s stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid. Notice may be given to a shareholder by any means permitted under applicable law. Without limiting the generality of the foregoing, notice may be given to a shareholder by electronic transmission in a manner specified by the shareholder, including, without limitation, by facsimile transmission, electronic mail or posting on an electronic network. Notwithstanding the foregoing, in case of any special meeting called upon the written demands of shareholders, such meeting shall be scheduled not less than 60 nor more than 90 days after the date on which the Secretary has received sufficient demands to require that such meeting be called and written notice thereof shall be given in accordance with this Section 4 within 30 days of receipt of such demands.
Notice of an annual or special meeting of shareholders need not be given to a shareholder if a written waiver of notice is signed before or after such meeting by such shareholder or such shareholder’s authorized attorney, if communication with such shareholder is unlawful, or if such shareholder attends such meeting unless (i) the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting or (ii) the shareholder objects to the consideration of a particular matter at the meeting as not within the purpose or purposes described in the meeting notice when the matter is presented. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of shareholders need be specified in any written waiver of notice.
5.    Rescheduling of Meetings; Adjournments. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of shareholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 4 of this Article I hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice under Section 3 of Article I of these Bylaws.
When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the shareholders to consider fully

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information which the Board of Directors determines has not been made sufficiently or timely available to shareholders, or (c) the Board of Directors determines in its sole discretion that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of shareholders is adjourned to another date, time or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the date, time and place to which the meeting is adjourned; provided, however, that if a new record date for the adjourned meeting is fixed, notice of the adjourned meeting shall be given under this Article I to persons who are shareholders as of the new record date.
A meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.
6.    Quorum.

(a)
Unless otherwise provided by law, or in the Articles of Organization, these Bylaws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these Bylaws, a “voting group” includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (or any successor statute) (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders. Shares owned by the Corporation in a fiduciary capacity shall be deemed outstanding for quorum purposes.

(b)
A share once represented for any purpose at the meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of adjournment, a new record date is or shall be set for the adjournment meeting.

7.    Voting and Proxies. Unless otherwise provided by law or by the Articles of Organization, each shareholder shall have, with respect to each matter voted upon at a meeting of shareholders, one vote for each share of stock entitled to vote owned by such shareholder of record according to the books of the Corporation. A shareholder may vote his or her shares either in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of 11 months from the date the shareholder signed the form or, if undated, from the date of its receipt by such officer or agent. Any shareholder’s proxy may be transmitted by facsimile or other electronic means in a manner complying with applicable law. Except as otherwise

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permitted by law or limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them if the person signing appears to be acting on behalf of all the co-owners unless at or prior to exercise of the proxy, the Corporation receives a specific written notice to the contrary from any one of them. Subject to the provisions of Section 7.24 of the MBCA (or any successor provision thereof) and to any express limitation on the proxy’s authority provided in the appointment form, the Corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment. A proxy purporting to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
To the extent permitted by applicable law, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (i) participate in a meeting of shareholders; and (ii) be deemed present in person and vote at a meeting of shareholders.
8.    Action at Meeting.

(a)
If a quorum of a voting group exists, favorable action on a matter, other than election of Directors, is taken by a voting group if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by the MBCA, the Articles of Organization, these Bylaws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including one or more separate voting groups.

(b)
Unless otherwise provided in the Articles of Organization or these Bylaws, a nominee for Director shall be elected as a Director only if such nominee receives the affirmative vote of a majority of the votes cast as to such nominee by the shares entitled to vote in the election at a meeting at which a quorum is present. Notwithstanding the foregoing, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present for which (i) the Secretary of the Corporation receives notice that a shareholder has nominated an individual for election as Director in accordance with these Bylaws, and (ii) such nomination has not been withdrawn by such shareholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the shareholders, such that the number of nominees exceeds the number of Directors to be elected.

(c)
No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election. Absent special circumstances, shares of the Corporation’s stock are not entitled to vote if they are owned, directly or indirectly, by the Corporation or by another entity of which the Corporation owns, directly or indirectly, a majority of the voting interests.

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Notwithstanding the preceding sentence however, the Corporation may vote any share of stock held by it, directly or indirectly, in a fiduciary capacity.

(d)
Any incumbent Director who fails to receive the required vote for reelection shall offer to resign from the Board of Directors. The Board of Directors will consider such Director’s offer to resign, taking into consideration any such factors that the Board of Directors deems relevant in deciding whether to accept such Director’s resignation. Any Director whose offer to resign is under consideration may not participate in any deliberation or vote of the Board of Directors (or committee thereof) regarding such offer, but may participate in the deliberation or vote of any other business transacted by the Board of Directors (or committee thereof). Within 90 days after the date of certification of the election results, the Board of Directors will determine whether to accept or reject such Director’s offer to resign. Notwithstanding the foregoing, in the event that no nominee for Director receives the vote required pursuant to this Section 8, any and all Directors may participate in the Board of Directors’ deliberation and vote regarding the Directors’ offers to resign.

9.    Action without Meeting. Any action required or permitted to be taken at any annual or special meeting of shareholders (including any actions or powers reserved to the shareholders under these Bylaws) may be taken without a meeting, provided that all shareholders entitled to vote on the matter consent to the action in writing and the written consents describe the action taken, are signed by all such shareholders, bear the date of the signatures of such shareholders, and are delivered to the Corporation for inclusion with the records of the meetings of shareholders within 60 days of the earliest dated consent required to be delivered under this Section. Such consents shall be treated for all purposes as a vote at a meeting.
10.    Form of Shareholder Action.

(a)
Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that is permitted under applicable law, including, without limitation, an electronic transmission that sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the Corporation if it has been sent to any address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders, or is otherwise received by the Corporation in a manner permitted by applicable law.

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(b)
Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

11.    Shareholders List for Meeting.

(a)
After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.

(b)
The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (1) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (2) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.

(c)
The Corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

12.    Presiding Officer. The Chairman, if one is elected, or, in his or her absence, such other officer as shall be designated by the Board of Directors, shall preside at all annual or special meetings of shareholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Section 5 of this Article I. The order of business and all other matters of procedure at any meeting of the shareholders shall be determined by the presiding officer.
13.    Voting Procedures and Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of shareholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes

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and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of their duties. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer, shall be subject to further review by the Board of Directors and any court of competent jurisdiction.
14.    Control Share Acquisition. The provisions of Chapter 110D of the General Laws of The Commonwealth of Massachusetts (“Chapter 110D”), as it may be amended from time to time, shall not apply to “control share acquisitions” of the Corporation within the meaning of Chapter 110D.
ARTICLE II

Directors
1.    Classes of Directors; Term of Office; Qualification. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors shall hold office in the manner provided in the Articles of Organization. No Director need be a shareholder of the Corporation or a resident of The Commonwealth of Massachusetts.
2.    Powers. The business of the Corporation shall be managed under the direction of the Board of Directors who may exercise (or grant authority to be exercised) all the powers of the Corporation except as otherwise provided by law or by the Articles of Organization. In particular, and without limiting the generality of the foregoing, the Directors may at any time issue all or from time to time any part of the unissued capital stock of the Corporation from time to time authorized under the Articles of Organization and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.
3.    Vacancies. The Board of Directors may act notwithstanding a vacancy or vacancies in its membership. Except as otherwise required by applicable law, any and all vacancies in the Board of Directors, however occurring including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs. Any Director elected in accordance with this Section 3 of Article II shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new directorship was created (whether or not such term extends beyond the date or dates of any annual meeting or meetings of shareholders succeeding the date of his election) and until his or her successor is duly elected and qualified.

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4.    Resignation. Any Director may resign by delivering his or her written resignation to the Corporation at its principal executive office, to the Board of Directors, or the Chairman of the Board (if any). Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some other event.
5.    Removal. A Director may be removed only as provided by applicable law or the Articles of Organization.
6.    Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of shareholders, or the special meeting held in lieu thereof, following such meeting of shareholders.
Special meetings of the Board of Directors may be called, orally or in writing, by the Board of Directors, by the Chairman of the Board, if one is elected, or by the President designating the time, date and place thereof.
7.    Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone, voice mail, telegraph, teletype or other electronic means or by facsimile sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice mailed to his or her business or home address at least 48 hours in advance of the meeting. Written notice, other than notice by electronic, telephone or similar means, is effective upon deposit in the United States mail, postage prepaid, and addressed to the Director’s address shown in the Corporation’s records. Notice need not be given to any Director who waives notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the Corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
8.    Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum, but a smaller number may constitute a quorum pursuant to Section 8.53 or Section 8.55 of the MBCA in making a determination that indemnification or advancement of expenses is permissible in a specific proceeding. Any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make any adjournment thereof, and the meeting may be held as adjourned without further notice.

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9.    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Articles of Organization or by these Bylaws.
10.    Presence Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.
11.    Action by Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken by the Directors at any meeting of the Board of Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the Corporation by electronic transmission to the address specified by the Corporation for the purpose or, if no address has been specified, to the principal office of the Corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.
12.    Committees. Unless otherwise provided by the Articles of Organization or these Bylaws, the Board of Directors, by vote of a majority of all the Directors then in office, may create one or more committees, may appoint members of the Board of Directors thereto, and may delegate to such committees some or all of its powers except those which by law, by the Articles of Organization, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these Bylaws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.
13.    Compensation. The Board of Directors may fix the compensation of Directors.

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ARTICLE III
Officers
1.    Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary, and such other officers, including a Chairman of the Board or one or more Vice Presidents, Assistant Treasurers or Assistant Secretaries, as the Board of Directors may determine.
2.    Appointment. The Chairman of the Board, President, Treasurer and Secretary shall be appointed annually by the Board of Directors at its first meeting following the annual meeting of shareholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. Any such officer that is appointed by the Board of Directors shall be a “Board appointed officer.” A Board appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these Bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.
3.    Qualification. No officer need be a Director of the Corporation except for the Chairman of the Board, if one is elected. Any two or more offices may be held by any person. The Secretary shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.
4.    Tenure. Except as otherwise provided by law, by the Articles of Organization or by these Bylaws, the President, Treasurer, Secretary, and the Chairman of the Board if one is elected, shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are appointed and qualified; and all other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until their successors are appointed and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are appointed.
5.    Resignation. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office, and such resignation shall be effective upon receipt unless it is specified to be effective at some later time. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the Corporation’s contract rights, if any, with the officer.

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6.    Removal. The Board of Directors may remove any officer at any time with or without cause.
7.    Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors. The Board of Directors shall appoint a successor if the office of President, Treasurer or Secretary becomes vacant and may appoint a successor if any other office becomes vacant.
8.    Chairman of the Board and President. Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Board of Directors, have general supervision and control of its business. Unless otherwise provided by the Board of Directors, the President shall preside, when present, at all meetings of shareholders and (unless a Chairman of the Board has been appointed and is present) of the Board of Directors. If a Chairman of the Board of Directors is appointed, he or she shall preside at all meetings of the Shareholders and the Board of Directors at which he or she is present.
9.    Treasurer. Except as the Board of Directors shall otherwise determine, the Treasurer shall be the Chief Financial and Accounting Officer of the Corporation and shall be in charge of its funds and valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors or by any officer authorized by the Board of Directors to prescribe such duties and powers.
10.    Secretary. The Secretary shall have responsibility for preparing minutes of the meetings of shareholders and the Board of Directors, and for authenticating records of the Corporation. In case a Secretary is not appointed or is absent, an Assistant Secretary shall keep a record of the meetings of the shareholders and the Board of Directors and may authenticate records of the Corporation. In the absence of the Secretary from any meeting of shareholders, an Assistant Secretary if one be appointed, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall perform the duties of the Secretary. Unless a transfer agent has been appointed or the Board of Directors otherwise prescribes, the Secretary shall keep or cause to be kept the stock and transfer records of the Corporation, which shall contain the names and record addresses of all shareholders and the amount of stock held by each.
11.    Other Powers and Duties. Subject to law, to the Articles of Organization, and to the other provisions of these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to his office, and such duties and powers as may be designated from time to time by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of such other officer.
12.    Employment Contracts. The Corporation may enter into employment contracts authorized by the Board of Directors extending beyond the terms of office of the Directors. An employment contract shall be valid despite any inconsistent provision of these Bylaws relating

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to terms of officers and removal of officers with or without cause but shall not affect the authority of the Board of Directors to remove or fail to reappoint officers. Any such removal or failure to reappoint an officer shall be without prejudice to the officer’s contract rights, if any, with the Corporation.
ARTICLE IV
Capital Stock
1.    Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series of stock authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for any valid consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The Board of Directors shall determine the terms upon which the rights, options, or warrants for the purchase of shares or other securities of the Corporation are issued by the Corporation and the terms, including the consideration, for which the shares or other securities are to be issued.
2.    Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the Corporation and that it is organized under the laws of The Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the President or a Vice President and by the Treasurer or an Assistant Treasurer, or any two officers designated by the Board of Directors, and shall bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.
3.    Uncertificated Shares. The Board of Directors may authorize the issuance of some or all of the shares of any or all of the Corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.

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4.    Record and Beneficial Owners. Except as may be otherwise required by law, by the Articles of Organization or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown in the records of the Corporation (or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the Corporation as a shareholder, the beneficial owner of shares to the extent provided in such procedure) as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
Each shareholder shall have the duty to notify the corporation of such shareholder’s post office address.
5.    Lost or Destroyed Certificates. The Board of Directors of the Corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405 (or any successor provision), determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of the new certificate.
6.    Transfers. Subject to any restrictions on transfer, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
7.    Record Date. The Board of Directors may fix in advance a time, which, in the case of any meeting of shareholders, shall be not more than 70 days before the date of such meeting, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive a dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by the section of the MBCA dealing with that action, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the record date shall be the date the Board of Directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the

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Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
ARTICLE V
Indemnification
1.    Indemnification; Articles of Organization. Directors and officers shall be entitled to indemnification in accordance with the Articles of Organization.
2.    Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the Corporation, or who, while a Director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the Corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article V or the Articles of Organization.
3.    Application of this Article. If the laws of The Commonwealth of Massachusetts are hereafter amended from time to time, or are succeeded by new provisions of applicable law to increase the scope of permitted indemnification, indemnification required hereunder shall be provided to the fullest extent permitted or required by any such amendment or successor provision and indemnification permitted hereunder shall be permitted to the fullest extent authorized by any such amendment or successor provision.

ARTICLE VI
Miscellaneous Provisions
1.    Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31st in each year.
2.    Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
3.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.
4.    Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of shareholders or

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shareholders of any other corporation or organization, any of whose securities are held by this Corporation.
5.    Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual, a corporation organized under the laws of Massachusetts, or a corporation organized under the laws of any other state of the United States, which has qualified to do business in Massachusetts, that has a business address in Massachusetts.
6.    Corporate Records. The original, or attested copies, of the Articles of Organization, Bylaws and records of all meetings of the incorporators and shareholders, and the stock and transfer records, which shall contain the names of all shareholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Secretary or resident agent.
7.    Articles of Organization. All references in these Bylaws to the Articles of Organization shall be deemed to refer to the Amended and Restated Articles of Organization of the Corporation, as amended and in effect from time to time.
8.    Amendment. The power to make, amend or repeal these Bylaws shall be in the shareholders; provided, however, that, in accordance with the Articles of Organization, the Directors may make, amend or repeal these Bylaws (other than this Section 8 of Article VI) in whole or in part, except with respect to any provisions thereof which by law, the Articles of Organization or these Bylaws requires action by the shareholders. Notwithstanding the foregoing, the Board of Directors shall not take any action unless permitted by law. Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Directors of any Bylaw, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the Bylaws. Any amendment or repeal of these Bylaws by the Directors and any Bylaw adopted by the Directors may be amended or repealed by the shareholders.

ADOPTED, as revised, January 18, 2017

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